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As filed with the Securities and Exchange Commission on April 10, 2006
Registration No. 333-92356

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENFORD CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	91-1221360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7094 South Revere Parkway
Centennial, Colorado 80112-3932
(303) 649-1900
(Address of principal executive offices, including zip code)
PENFORD CORPORATION 1994 STOCK OPTION PLAN
(Full title of the plan)
Christopher L. Lawlor
Vice-President – Human Resources, General Counsel and Corporate Secretary
7094 South Revere Parkway
Centennial, Colorado 80112-3932
(303) 649-1900
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to Be	Proposed Maximum	Proposed Maximum	Amount of
to Be Registered	Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock, par value $1.00 per share, together with associated common stock purchase rights, under the Penford Corporation 1994 Stock Option Plan	(1)	(1)	(1)	(1)

(1)	No additional securities are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on July 12, 2002 (Registration No. 333-92356) for the plan. Therefore, no further registration is required.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
AMENDMENT TO THE REGISTRATION STATEMENT
The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on July 12, 2002 (Registration No. 333-92356) (the “Registration Statement”) is hereby amended to provide that the Registrant suspended its Penford Corporation 1994 Stock Option Plan (the “1994 Plan”) with respect to issuances of new stock option grants thereunder, effective January 24, 2006, and adopted a new plan, the Penford Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”), which the shareholders approved effective as of January 24, 2006. Up to 122,976 shares available for issuance, but not issued or subject to outstanding options, under the 1994 Plan (the “Unissued Option Shares”) are no longer issuable under the 1994 Plan and may now be issued under the 2006 Plan. A registration statement on Form S-8 with respect to the Unissued Option Shares as part of the 2006 Plan (the “New Registration Statement”), is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.
The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 1994 Plan; however, the registration fee associated with an aggregate of 122,976 of the Unissued Option Shares will be carried forward from the Registration Statement to the New Registration Statement.
The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.
ITEM 8. EXHIBITS

EXHIBIT
NO.	DESCRIPTION
4.1	Penford Corporation 1994 Stock Option Plan (as amended as of January 8, 2002) (incorporated by reference to Appendix A of the Penford Corporation’s Proxy Statement filed with the Commission on January 18, 2002)

5.1*	Opinion and Consent of Preston Gates & Ellis LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Preston Gates & Ellis LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Post-Effective Amendment No. 1 to Form S-8 Registration Statement)

*	Previously filed as an exhibit to the Form S-8 Registration Statement filed on July 12, 2002 (Registration No. 333-92356)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 7th day of April, 2006.

PENFORD CORPORATION

/s/ Thomas D. Malkoski

By: Thomas D. Malkoski
President and Chief Executive Officer
POWER OF ATTORNEY
     Each person whose individual signature appears below hereby authorizes Thomas D. Malkoski, Steven O. Cordier, Christopher L. Lawlor, and Margaret Von der Schmidt, or any of them, as attorneys-in-fact with the power of substitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 7th day of April, 2006.

Signature	Title

/s/ Thomas D. Malkoski Thomas D. Malkoski	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Steven O. Cordier Steven O. Cordier	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Paul H. Hatfield	Chairman of the Board of Directors
Paul H. Hatfield

/s/ William E. Buchholz	Director
William E. Buchholz

/s/ Jeffrey T. Cook	Director
Jeffrey T. Cook

/s/ R. Randolph Devening	Director
R. Randolph Devening

/s/ John C. Hunter III	Director
John C. Hunter III

/s/ Sally G. Narodick	Director
Sally G. Narodick

/s/ James E. Warjone	Director
James E. Warjone

INDEX TO EXHIBITS

EXHIBIT
NO.	DESCRIPTION
4.1	Penford Corporation 1994 Stock Option Plan (as amended as of January 8, 2002) (incorporated by reference to Appendix A of the Penford Corporation’s Proxy Statement filed with the Commission on January 18, 2002)

5.1*	Opinion and Consent of Preston Gates & Ellis LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Preston Gates & Ellis LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Post-Effective Amendment No. 1 to Form S-8 Registration Statement)

*	Previously filed as an exhibit to the Form S-8 Registration Statement filed on July 12, 2002 (Registration No. 333-92356)